Exhibit 10.1

DON SIMPSON

SENIOR VICE PRESIDENT MANUFACTURING AND ENGINEERING

TERM SHEET

DECEMBER 14TH, 2005

Position:	Senior Vice President Manufacturing and Engineering

Primary Responsibilities:

Executive leadership of PCB assembly in the Markham, Chihuahua and San Jose facilities

Leadership of Engineering and Quality functions worldwide

Traditional responsibilities of the senior manufacturing executive in a North American public company

Reporting Relationship:	President and Chief Executive Officer

Organizational Reporting:

Vice President and General Manager, Chihuahua

Vice President and General Manager, San Jose

Senior leadership of Markham facility

Senior leadership of the global engineering function

Senior leadership of the global quality management function

Location:	Markham, Ontario

Effective date:	December 14th, 2005

Compensation Arrangements:	Compensation shall be based upon three components: • Base salary • Annual Incentive Award • Long Term Incentive • Fringe Benefits and Perquisites

Base Salary:	$210,000

2006 Annual Incentive Plan:	Participation in a 2006 executive incentive plan that provides incentive for key executives based upon achievement of consolidated financial performance targets for the fiscal year and individual performance.

In the case of the Senior Vice President Manufacturing and Engineering, the short term incentive plan shall be determined primarily based upon achievement of specific consolidated financial targets and specific priorities established by mutual agreement. The annual target bonus will be 50% of base salary, based upon achievement of budgeted annual financial performance and individual performance.

For the balance of 2005, continued participation in the 2005 Senior Management Bonus Plan, with a target award of 20% of base salary.

Long Term Incentive:	Long term incentive shall be through the company’s stock option plan.

Fringe Benefits and Perquisites:	Entitlement to Canadian executive benefit program effective January 1st, 2006. Monthly car allowance of $1,200.

Vacation entitlement:	Annual vacation of four weeks per calendar year.

Termination other than for cause:

In the event of termination other than for cause, non-solicitation of customers and employees would apply for a period of eighteen months.

Salary continuance would be as follows:

If terminated within the first ten years of employment in this position, salary continuance of twelve months.

Thereafter, one month of salary continuance for each year of service, up to a maximum of eighteen months.